EXHIBIT 8
SHELDON G. ADELSON
DR. MIRIAM ADELSON
c/o Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
October 10, 2020
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Re: Registration Rights Agreement
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Registration Rights Agreement, dated as of November 14, 2008 (the “Agreement”) by and among Las Vegas Sands Corp. (the “Company”) and the other parties named therein. The undersigned understand that the Company proposes to file a registration statement on Form S-3ASR (the “Registration Statement”) on or before November 3, 2020 to register an indeterminate amount of debt securities, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), warrants, depositary shares, units and purchase contracts for securities of the Company for potential future issuance and sale from time to time by the Company.
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.
The Company and the undersigned hereby agree that the parties listed on Schedule A hereto (the “Transferees”) are Permitted Assignees of Designated Holders, or Affiliates of such Permitted Assignees, and have received Registrable Securities, together with the associated registration rights, in transfers from Designated Holders. Such Transferees hereby agree to be bound as Designated Holders by the provisions of the Agreement, and the Company agrees to treat the Transferees as Designated Holders for all purposes of the Agreement.
Pursuant to Section 11(f) of the Agreement, the undersigned Designated Holders, holding more than 50% of the Registrable Securities, hereby waive, on their own behalf and on behalf of all Designated Holders, the right to (a) receive written notice from the Company of the filing of the Registration Statement and (b) register any shares of Common Stock or Preferred Stock in the Registration Statement.
Except for the specific waivers and agreements contained herein, the rights of the undersigned and other parties to the Agreement under the Agreement shall remain in full force and effect. This letter may be delivered by any party by facsimile or other electronic
Registration Rights Agreement Waiver Letter

EXHIBIT 8
transmission and may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
Very truly yours,
/s/ Sheldon G. Adelson
Sheldon G. Adelson
/s/ Miriam Adelson
Dr. Miriam Adelson

ESBT S TRUST U/D/T DATED OCTOBER 1, 2002
ESBT Y TRUST U/D/T DATED OCTOBER 1, 2002
QSST A TRUST U/D/T DATED OCTOBER 1, 2002
QSST M TRUST U/D/T DATED OCTOBER 1, 2002
THE 2016 SHELLEY FAYE ADELSON TRUST U/D/T DATED JANUARY 10, 2016
GENERAL TRUST UNDER THE SHELDON G. ADELSON 2007 REMAINDER TRUST U/D/T DATED MAY 1, 2007
GENERAL TRUST UNDER THE SHELDON G. ADELSON 2007 FRIENDS AND FAMILY TRUST U/D/T DATED MAY 1, 2007
YASMIN LUKATZ 2010 REMAINDER TRUST U/D/T DATED OCTOBER 27, 2010
SIVAN OCHSHORN 2010 REMAINDER TRUST U/D/T DATED DECEMBER 15, 2010

/s/ Miriam Adelson	/s/ Irwin Chafetz
Dr. Miriam Adelson, Trustee	Irwin Chafetz, Trustee
PINE MEADOW TRUST U/D/T DATED OCTOBER 24, 2016
YASMIN LUKATZ GRANTOR TRUST U/D/T DATED MARCH 28, 2018
/s/ Miriam Adelson
Dr. Miriam Adelson, Trustee
LUKATZ FAMILY INVESTMENT LLC

/s/ Yasmin E. Lukatz	/s/Irwin Chafetz
Yasmin Lukatz, Manager	Irwin Chafetz, Manager

COUNTRY PARK GD TRUST DATED EFFECTIVE JANUARY 25, 2018

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COUNTRY PARK GE TRUST DATED EFFECTIVE JANUARY 25, 2018
COUNTRY PARK HA TRUST DATED EFFECTIVE JANUARY 24, 2019
COUNTRY PARK HB TRUST DATED EFFECTIVE JANUARY 24, 2019
COUNTRY PARK HC TRUST DATED EFFECTIVE JANUARY 24, 2019
COUNTRY PARK HD TRUST DATED EFFECTIVE JANUARY 24, 2019
COUNTRY PARK HE TRUST DATED EFFECTIVE JANUARY 24, 2019
COUNTRY PARK IA TRUST DATED EFFECTIVE JANUARY 28, 2020
COUNTRY PARK IB TRUST DATED EFFECTIVE JANUARY 28, 2020
EVERGREEN NORTH TRUST DATED EFFECTVE MARCH 19, 2013
MIRIAM ADELSON 2011 REMAINDER TRUST U/D/T DATED MARCH 31, 2011
MIRIAM ADELSON 2011 FRIENDS AND FAMILY TRUST U/D/T DATED MARCH 31, 2011
/s/ Irwin Chafetz
Irwin Chafetz, Trustee

Accepted and agreed,
as of the date first written above

LAS VEGAS SANDS CORP.

By: /s/ Robert G. Goldstein
    Name: Robert G. Goldstein
    Title: President and Chief Operating Officer

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Schedule A
Transferees
ESBT S Trust u/d/t dated October 1, 2002
ESBT Y Trust u/d/t dated October 1, 2002
QSST A Trust u/d/t dated October 1, 2002
QSST M Trust u/d/t dated October 1, 2002
Miriam Adelson 2011 Remainder Trust u/d/t dated March 31, 2011
Miriam Adelson 2011 Friends and Family Trust u/d/t dated March 31, 2011
Pine Meadow Trust u/d/t dated October 24, 2016
Sivan Ochshorn 2010 Remainder Trust u/d/t dated December 15, 2010
Yasmin Lukatz 2010 Remainder Trust u/d/t dated October 27, 2010
Yasmin Lukatz Grantor Trust u/d/t dated March 28, 2018
Lukatz Family Investment LLC
Country GD Trust dated effective January 25, 2018
Country GE Trust dated effective January 25, 2018
Country HA Trust dated effective January 24, 2019
Country HB Trust dated effective January 24, 2019
Country HC Trust dated effective January 24, 2019
Country HD Trust dated effective January 24, 2019
Country HE Trust dated effective January 24, 2019
Country IA Trust dated effective January 28, 2020
Country IB Trust dated effective January 28, 2020
Evergreen North Trust dated effective March 19, 2013
The 2016 Shelley Faye Adelson Trust dated effective January 10, 2016
General Trust under the Sheldon G. Adelson 2007 Remainder Trust u/d/t dated May 1, 2007
General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust u/d/t dated May 1, 2007

Registration Rights Agreement Waiver Letter
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